FIDELITY (LOGO) INVESTMENTS(registered trademark)   FMR Corp.
                                                    82 Devonshire Street
                                                    Boston MA  02109-3614
                                                    617 563 7000


      February 5, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549
Attention:   Michael J. Shaffer





RE:          Daily Tax-Exempt Money Fund (the trust):
             Daily Tax-Exempt Money Fund (the fund)
             File No. 811-3518

Ladies and Gentlemen:
On behalf of the above referenced fund, transmitted herewith for filing pursuant to Rule 14a-6(a) of Regulation 14A under the Securities Exchange Act of 1934 is a preliminary copy of the Notice, Proxy Statement, and Form of Proxy to be sent to shareholders of the fund in connection with a Special Meeting of Shareholders of the fund to be held on May 9, 1997. Pursuant to Rule 14a-3(c), the required informational copy of the fund's Annual Report for the fiscal year ended October 31, 1996 has been previously furnished to the commission.
We anticipate mailing definitive proxy materials to shareholders on or about May 9, 1997, and in order to allow sufficient time to meet this schedule, we would greatly appreciate receiving comments (if any) from the Staff no later than February 14, 1997. Please advise the undersigned as soon as possible if any delays are anticipated.
The proposals for consideration by shareholders are as follows. To facilitate the Staff's review of this filing, we make the following representations concerning disclosure for the proxy proposals included herein:
1. TO ELECT A BOARD OF TRUSTEES.
This proposal is a routine item. In addition to the current Trustees, Robert M. Gates and William O. McCoy will be elected.
2. TO RATIFY AUDITORS.
This is the standard proposal ratifying the selection of the trust's auditor.
3. TO AMEND THE TRUST INSTRUMENT TO PROVIDE DOLLAR-BASED VOTING RIGHTS FOR SHAREHOLDERS OF THE TRUST.
The purpose of this proposal is to amend the trust's Trust Instrument to provide voting rights based on a shareholder's total dollar interest in a fund, rather than on the number of shares owned, for all shareholder votes for a fund. As a result, voting power would be allocated in proportion to the value of each shareholder's investment.
4. TO AMEND THE MANAGEMENT CONTRACT FOR DAILY TAX-EXEMPT MONEY FUND.
The purpose of this proposal, proposed in conjunction with a proposal to approve new Distribution and Service Plans for the fund, is to amend the fund's management contract to reduce the management fee for the fund.
5. TO APPROVE A NEW DISTRIBUTION AND SERVICE PLAN FOR INITIAL CLASS SHARES OF DAILY TAX-EXEMPT MONEY FUND.
The purpose of this proposal is to implement a Distribution and Service Plan whereby the Initial Class of the fund will pay a 0.25% distribution fee to compensate the fund's distributor for payments made to intermediaries in connection with the distribution and servicing of Initial Class shares.
6. TO AMEND THE FUNDAMENTAL INVESTMENT LIMITATION CONCERNING DIVERSIFICATION FOR DAILY TAX-EXEMPT MONEY FUND.
The purpose of this proposal is to amended Daily Tax-Exempt Money Fund's current fundamental diversification limitation to permit the fund to invest without limit in the securities of other investment companies. Pursuant to an order of exemption granted by the SEC, the fund may invest up to 25% of total assets in non-publicly offered money market funds managed by FMR or an affiliate of FMR.
7. TO ELIMINATE DAILY TAX-EXEMPT MONEY FUND'S FUNDAMENTAL INVESTMENT LIMITATION CONCERNING SHORT SALES OF SECURITIES.
8. TO AMEND DAILY TAX-EXEMPT MONEY FUND'S FUNDAMENTAL INVESTMENT LIMITATION CONCERNING BORROWING.
9. TO AMEND DAILY TAX-EXEMPT MONEY FUND'S FUNDAMENTAL INVESTMENT LIMITATION CONCERNING THE UNDERWRITING OF SECURITIES.
The primary purpose of Proposals 6 through 9 is to conform the fundamental investment limitations to Fidelity's standard investment limitations. FMR believes that increased standardization will help promote certain operational efficiencies and facilitate monitoring of compliance with fundamental and non-fundamental investment limitations. On the whole, Proposals 7, 8, and 9 are substantially similar to those contained in Fidelity Advisor Series II (File No. 811-4707) filed on August 3, 1994 and Fidelity Advisor Series IV (File No. 811-3737) filed on August 12, 1994.
WE DO NOT BELIEVE THE PROPOSALS REQUIRE REVIEW.
Please contact the undersigned at (617) 563-6950 with any questions or comments relating to this filing.
      Sincerely,



      /s/Bettina Silvern

         Bettina Silvern

         Legal Department